EXHIBIT 5, 24


                          GRAHAM, BRIGHT & SMITH, P.C.
                           A Professional Corporation
                            Attorneys and Counselors
                               Two Lincoln Centre
                           5420 LBJ Freeway, Suite 300
                            Dallas, Texas 75240-2384


RICK J. W. GRAHAM                                               FAX 972-770-2156
   972-788-5300

                                November 29, 2000

VIA HAND DELIVERY
-----------------

Mr. William Fossen
Viking Capital Group, Inc.
Two Lincoln Centre
5420 LBJ Freeway
Suite 300
Dallas, Texas 75240


                 Re:   Registration Statement on Amended Form S-8


Dear Bill:

         You have requested our opinion as to the legality of the issuance by Viking Capital Group, Inc. (the "Company") of up to 1,250,000 shares of common stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") dated the 29th day of November, 2000. As your counsel, we have reviewed and examined the following:

         1.       the   Articles  of   Incorporation   of  the   Company,   (the
                  "Articles");

         2. the By-Laws of the Company, as certified by the Secretary of the Company;

         3.       the Minute Book of the Company;

         4. a copy of certain Resolutions of the Board of Directors of the Company;

         5.       the Registration Statement;

         6.       the Employee Benefit Plan; and

         7. such other matters as we have deemed relevant in order to form our opinion expressed below.

         In giving our opinion, we have assumed the authenticity of any document or instrument

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

Mr. William Fossen
November 29, 2000
Page 2



submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy and the genuineness of all signatures on such originals or copies all as submitted by the Company officers. We have also assumed the truth of any statements made to us by any employee or officer of the Company.

         Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement and provided that at least par value is paid for the Shares, will have been duly authorized, legally issued, fully paid and non-assessable. We express no opinion as to the laws of any jurisdiction other than those of the United States of America and the State of Texas. Further, our opinion is subject to the qualification that no opinion is expressed herein as to the application of State Securities or Blue Sky Laws. We do not purport to be admitted to practice in the State of Utah and nothing herein shall be considered to be an opinion with regard to any laws of that State.

         This opinion is furnished by us as counsel to the Company and is solely for the Company's benefit. Neither the Purchaser of any of the Shares or anyone else may rely upon this opinion for any reason. Neither this opinion nor copies hereof may be relied upon, delivered to or quoted in whole or in part to any governmental agency or other person without our prior written consent.

         Notwithstanding the above, we consent to the use of our opinion in the Registration Statement. In giving our consent, we do not admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                                    Very truly yours,

                                                    GRAHAM, BRIGHT & SMITH, P.C.
                                                    A Professional Corporation
                                                    Attorneys and Counselors

                                                    By: /s/  Rick J. W. Graham
                                                       -------------------------
                                                             Rick J. W. Graham


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Enclosures
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